Exhibit 10.1
AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT
THIS AMENDMENT TO INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment Agreement”), dated as of November 22, 2022, is made by and between Austerlitz Acquisition Corporation I, a Cayman Islands exempted company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).
WHEREAS, the parties hereto are parties to that certain Investment Management Trust Agreement dated as of March 2, 2021 (the “Trust Agreement”);
WHEREAS, following the closing of the Offering and as of March 2, 2021, a total of $690,000,000 of the net proceeds from the Offering was placed in the Trust Account;
WHEREAS, Section 1(i) of the Trust Agreement provides that the Trustee is to liquidate the Trust Account and distribute the Property in the Trust Account, including interest (less up to $100,000 of interest that may be released to the Company to pay dissolution expenses and which interest shall be net of any taxes payable) (x) pursuant to the terms of that certain letter from the Company in a form substantially similar to that attached to the Trust Agreement as Exhibit A or Exhibit B, as applicable, or (y) to the Public Shareholders of record as of the date which is the later of 24 months after the closing of the Offering and such later late as may be approved by the Company’s shareholders in accordance with the Company’s Charter;
WHEREAS, Section 6(c) of the Trust Agreement provides that Section 1(i) of the Trust Agreement may only be modified, amended or deleted with the affirmative vote of sixty five percent (65%) or more of the then outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”) and Class B ordinary shares, par value $0.0001 per share, of the Company (the “Class B Ordinary Shares”) voting together as a single class; and
WHEREAS, pursuant to an extraordinary general meeting of the shareholders of the Company held on the date hereof, at least sixty five percent (65%) of the then issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares, voting together as a single class, voted affirmatively to approve this Amendment Agreement;
WHEREAS, pursuant to an extraordinary general meeting of the shareholders of the Company held on the date hereof, shareholders of the Company have passed a special resolution to adopt the second amended and restated memorandum and articles of association of the Company (the “Second Amended Articles”) to amend and restate the Company’s Charter; and
WHEREAS, each of the Company and the Trustee desires to amend the Trust Agreement as provided herein.
NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.Definitions. Capitalized terms contained in this Amendment Agreement, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in the Trust Agreement.
2.Amendment to the Trust Agreement. Effective as of the execution hereof, Section 1(i) of the Trust Agreement is hereby amended and restated in its entirety as follows:

“(i) Commence liquidation of the Trust Account only and promptly (x) after receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, General Counsel or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest, if any, not previously released to the Company to pay its tax obligations (and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses, if applicable), only as directed in the Termination Letter and the other documents referred to therein, or (y) on the Amended Termination Date (as such term is defined in the Company’s second amended and restated memorandum and articles of association), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, if any, and not previously released to the Company pursuant to its tax obligation (and less up to $100,000 of interest that may be released to the Company to pay dissolution expenses, if applicable), shall be distributed to the Public Shareholders of record as of such date; provided, further, that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable.
3.Amendment to Exhibit B. Effective as of the execution hereof, Exhibit B of the Trust Agreement is hereby amended and restated in its entirety with Exhibit B attached hereto.
4.Amendment to Exhibit D. Effective as of the execution hereof, Exhibit D of the Trust Agreement is hereby amended and restated in its entirety with Exhibit D attached hereto.
5.No Further Amendment. The parties hereto agree that except as provided in this Amendment Agreement, the Trust Agreement shall continue unmodified, in full force and effect and constitute legal and binding obligations of all parties thereto in accordance with its terms. This Amendment Agreement forms an integral and inseparable part of the Trust Agreement.
6.References.
(a)All references to the “Trust Agreement” (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) in the Trust Agreement shall refer to the Trust Agreement as amended by this Amendment Agreement. Notwithstanding the foregoing, references to the date of the Trust Agreement (as amended hereby) and references in the Trust Agreement to “the date hereof,” “the date of this Trust Agreement” and terms of similar import shall in all instances continue to refer to June 28, 2021.
(b)All references to the “Charter” in the Trust Agreement (as amended by this Amendment) and terms of similar import shall mean the Second Amended Articles.
7.    Governing Law and Jurisdiction. This Amendment Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

8.    Counterparts. This Amendment Agreement may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.
9.    Other Miscellaneous Terms. The provisions of Sections 6(e), 6(f) and 6(j) of the Trust Agreement shall apply mutatis mutandis to this Amendment Agreement, as if set forth in full herein.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee
By:    s/Francis Wolf
    Name:    Francis Wolf
    Title:    Vice President

[Signature Page to the Amendment to Investment Management Trust Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.
AUSTERLITZ ACQUISITION CORPORATION I
By:    /s/Bryan D. Coy
    Name:    Bryan D. Coy
    Title:    Chief Financial Officer

[Signature Page to the Amendment to Investment Management Trust Agreement]

EXHIBIT B
[Letterhead of Company]

[Insert date]
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez
Re:    Trust Account - Termination Letter
Dear Mr. Wolf and Ms. Gonzalez:
Pursuant to Section 1(i) of the Investment Management Trust Agreement between Austerlitz Acquisition Corporation I (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of March 2, 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a business combination within the time frame specified in the Company’s amended and restated memorandum and articles of association. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.
In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate the Trust Account investments, and to transfer the total proceeds to the trust operating account at JP Morgan Chase Bank, N.A. to await distribution to the Public Shareholders. The Company has selected [●] as the effective date for the purpose of determining when the Public Shareholders will be entitled to receive their share of the liquidation proceeds. It is acknowledged that no interest will be earned by the Company on the liquidation proceeds while on deposit in the trust operating account. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Shareholders in accordance with the terms of the Trust Agreement and the amended and restated memorandum and articles of association of the Company. Upon the distribution of all the funds in the trust account, your obligations under the Trust Agreement shall be terminated.
AUSTERLITZ ACQUISITION CORPORATION I
By:
    Name:
    Title:
cc:    Credit Suisse Securities (USA) LLC
    J.P. Morgan Securities LLC
    BofA Securities, Inc.

EXHIBIT D
[Letterhead of Company]

[Insert date]
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez
Re:    Trust Account No. — Amendment Notification and Redemption Liquidation Request
Dear Mr. Wolf and Ms. Gonzalez:
Reference is made to the Investment Management Trust Agreement between Austerlitz Acquisition Corporation I (the “Company”) and Continental Stock Transfer & Trust Company, dated as of March 2, 2021 (the “Trust Agreement”). Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.
Pursuant to Section 1(k) of the Trust Agreement, this is to advise you that the Company has sought an Amendment. Accordingly, in accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate a sufficient portion of the Trust Account and to transfer $[●] of the proceeds of the Trust Account to the trust operating account at JP Morgan Chase Bank, N.A. for distribution to the stockholders that have requested redemption of their shares in connection with such Amendment.
AUSTERLITZ ACQUISITION CORPORATION I
By:
    Name:
    Title: